EXHIBIT 10.1

REAFFIRMATION, CONSENT AND AMENDMENT OF INTERCREDITOR AND

SUBORDINATION AGREEMENT

Dated as of October 29, 2004

Reference is made to that certain Intercreditor and Subordination Agreement (as amended prior to the date hereof, the “VCAT Agreement”), dated as of October 10, 2000, and executed by VENTURE CATALYST INCORPORATED (“VCAT”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent (in such capacity, “Administrative Agent”) for the Senior Lenders (as defined in the VCAT Agreement). Terms used herein and not otherwise defined herein shall have the meaning given in the VCAT Agreement.

Reference is made to that certain Amended and Restated Loan Agreement (as the same may from time to time be supplemented, modified, amended, restated or extended, the “October 2004 Loan Agreement”) among the Barona Tribal Gaming Authority (the “Borrower”), the Administrative Agent and the lenders from time party thereto dated as of October 29, 2004.

The terms of this document shall be effective as of the Restatement Effective Date as defined in the October 2004 Loan Agreement.

VCAT agrees and consents to the terms and conditions of the October 2004 Loan Agreement to the extent it amends or otherwise modifies any provision of the Permanent Loan Agreement (as defined in that certain Reaffirmation, Consent and Amendment of Intercreditor and Subordination Agreement dated as of July 2, 2001 between VCAT and the Administrative Agent). VCAT confirms that (i) the obligations of the Borrower to the Administrative Agent and the Senior Lenders constitute “Senior Indebtedness” under the VCAT Agreement, (ii) the “Lenders” as defined in the October 2004 Loan Agreement are “Senior Lenders” under the VCAT Agreement and (iii) references to the Tribal Companion Agreement shall be deemed references to the Tribal Agreement as defined in the October 2004 Loan Agreement.

The parties hereto agree that (i) Section 4a of the VCAT Agreement is hereby amended by deleting “Subject only to Section 26 of this Agreement,” therefrom and (ii) Section 26 of the VCAT Agreement is hereby deleted in its entirety.

VCAT hereby acknowledges and agrees that except as specifically set forth herein, the VCAT Agreement shall remain in full force and effect and shall be fully applicable to the October 2004 Loan Agreement and is hereby ratified and reaffirmed by VCAT and that all references to the “Loan Agreement” in the VCAT Agreement shall be references to the October 2004 Loan Agreement.

This document may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

This document has been delivered and accepted at and shall be deemed to have been made in the State of California, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of laws provisions) of the State of California.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

VENTURE CATALYST INCORPORATED		WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for Senior Lenders

By:	/s/ Andrew B. Laub	By:	/s/ Clark Wood
Name:	Andrew B. Laub	Name:	Clark Wood
Title:	Executive Vice President, Finance	Title:	Vice President

All of the foregoing is consented and agreed to as of the date set forth above:

“Borrower”

THE BARONA GROUP OF CAPITAN

GRANDE BAND OF MISSION INDIANS,

also known as THE BARONA CAPITAN

GRANDE BAND OF DIEGUENO

MISSION INDIANS OF THE BARONA

INDIAN RESERVATION, and also known

as THE BARONA BAND OF MISSION

INDIANS

By:	/s/ Clifford M. LaChappa
Name:	Clifford LaChappa
Title:	Chairman

THE BARONA TRIBAL GAMING AUTHORITY

By:	/s/ Clifford M. LaChappa
Name:	Clifford LaChappa
Title:	Chairman

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